1,666,666 Shares

                             MICROSOURCEONLINE INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    May __, 2002

SIERRA BROKERAGE SERVICES, INC.
2000 Bethel Road
Columbus, Ohio 43220
Attention :  President

Dear Sir:

     Microsourceonline Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of up to 1,666,666 shares (the "Shares") of the Company's common stock, One Cent ($0.01) par value (the "Common Stock") pursuant to a public offering of Shares (the "Offering"). This is to confirm the agreement concerning the facilitation of the Offering of Shares of the Company by Equitrade Securities Corporation ("Equitrade").

     1.   Representations,  Warranties,  and  Agreements  of  the  Company.  The
          ----------------------------------------------------------------
Company represents, warrants, and agrees that:

          (a) A registration statement on Form SB-1 (the "SB-1") with respect to the Company's proposed offering of the Shares (the "Offering") has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act, and
(iii) become effective under the Securities Act. A true and correct copy of the SB-1 has been delivered by the Company to Equitrade. As used in this Agreement, "Effective Time" means with respect to the SB-1, the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of the SB-1; "Preliminary Prospectus" means each prospectus included in the SB-1 or amendments thereof, before it became effective under the Securities Act; "Primary Registration Statement" means the SB-1 as filed with the Commission, including all information contained in the final prospectus filed with the Commission pursuant to the Rules and Regulations and deemed to be a part of the Registration Statement as of the Effective Time of the SB-1 pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.



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          (b)  The SB-1 conforms (and the Prospectus and any further  amendments or supplements to the SB-1 or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations, and do not and will not, as of the applicable effective date (as to the SB-1 and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the SB-1 or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business, and is in good standing as a foreign corporation in each jurisdiction, if any, in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

          (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus.

          (e) The unissued Shares to be issued and sold by the Company through the efforts of Equitrade hereunder, and others, have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid, and non-assessable; and the Shares will conform to the description thereof contained in the Prospectus.

          (f) The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is bound or to which any of the properties or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations, or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Shares, no consent, approval, authorization, or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.



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





          (g) There are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the SB-1.

          (h) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders equity, or results of operations of the Company other than as set forth or contemplated in the Prospectus.

          (i) The financial statements (including the related notes and supporting schedules) filed as part of the SB-1 or included in the Prospectus present fairly the Company's financial condition and results of operations purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (j) Tailor Leibow, L.L.P., who have certified certain financial statements of the Company, whose report appears in the Prospectus, and who have delivered the initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (k) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business, or prospects of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (l) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to either of the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the SB-1 or incorporated therein by reference as permitted by the Rules and Regulations.

     3.   Offer of the  Shares;  Commission  to  Equitrade.  On the basis of the
          ------------------------------------------------
representations and warranties contained in, and subject to the terms and conditions of, this Agreement, Equitrade agrees to use its best efforts to facilitate the Company's sale of Shares at a price of Six Dollars ($6.00) per



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Share.  In  consideration  of those  efforts,  Equitrade  shall be entitled to a commission of Eight and One-half Percent (8-1/2%) of the sales proceeds receivable by the Company on all sales effected as a result of such efforts by Equitrade.

     4.   Escrow  of  Share  Sales  Proceeds.  Pursuant  to a  separate  written
          ----------------------------------
agreement, a copy of which is attached as Exhibit "A", the Company has secured the services of M&T Bank to serve as escrow holder ("Holder") for the escrow of proceeds received from sales of Shares in the Offering. Said agreement provides, in pertinent part, that all proceeds representing the consideration received for purchases of Shares shall be deposited into, and held in, an escrow account maintained by Holder, until such time as the total proceeds held in the account aggregates Six Hundred Thousand Dollars ($600,000), at which time all proceeds shall be delivered forthwith to the Company and the escrow shall terminate. Equitrade agrees to take all reasonable steps to facilitate the deposit into escrow of proceeds from the sale of Shares derived from its sales efforts hereunder. If the Offering concludes without reaching the $600,000 ($600,000) minimum figure, all proceeds shall be returned to the payors, and the escrow shall terminate.

     5.   Further Agreements of the Company. The Company agrees:
          ---------------------------------

          (a)  To  furnish   promptly   to   Equitrade  a  signed  copy  of  the
Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (b) To deliver promptly to Equitrade the following documents as Equitrade shall reasonably request: (i) copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) (ii) each Preliminary Prospectus, the Prospectus, and any amended or supplemented Prospectus in connection with the offering or sale of the Stock (or any other securities relating thereto), and if any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify Equitrade and, upon its request, to prepare and furnish to Equitrade and to any dealer in securities copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case Equitrade is required to deliver a prospectus in connection with sales of any of the Shares at any time after the Effective Time of the Primary Registration Statement, upon the request of and at the expense of Equitrade, to prepare and deliver to Equitrade a copy of an amended or supplemented Prospectus complying with Section l0(a)(3) of the Securities Act;

          (c) To file promptly with the Commission any amendment to the Registration Statements or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;



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          (d)  Prior to filing with the  Commission  any (i) amendment to either of the Registration Statements or supplement to the Prospectus, or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to Equitrade;

          (e) As soon as practicable after the Effective Date of the Primary Registration Statement, to make generally available to the Company's security holders and to deliver Equitrade an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (f) Promptly from time to time to take such action as may be reasonably advisable to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Company may determine and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares;

          (g) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus; and

          (h) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

     6.   Expenses.  The  Company  agrees to pay (a) the costs  incident  to the
          --------
authorization, issuance, sale, and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statements and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statements as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum; and (g) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6, Equitrade shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which it may sell, and the expenses of advertising any offering of the Shares made by Equitrade. Notwithstanding the foregoing, Equitrade shall be entitled to withhold an amount equal to One and One-half Percent (1-1/2%) of the total proceeds realized by the Company from sales of Shares effected by Equitrade, as and for reimbursement to Equitrade for its expenses in connection with said sales.

     7.   Conditions of Equitrade's  Obligations.  The  obligations of Equitrade
          --------------------------------------



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hereunder are subject to the accuracy,  when made and on each Delivery  Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus, or otherwise, shall have been complied with.

          (b) The Company shall not have discovered that the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Company, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to 'the authorization, form and validity of this Agreement, the Registration Statement, and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects, and the Company shall have furnished to Equitrade all documents and information that Equitrade may reasonably request.

          (d) Wasserman, Comden, Casselman & Pearson, LLP ("WCCP") shall have furnished its written opinion, as counsel to the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus;

               (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

               (iv)   The Company has good and marketable title in fee simple to



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          all real  property  owned by them,  in each case free and clear of all liens, encumbrances, and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all real property and buildings held under lease by the Company are held by it under valid, subsisting, and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

               (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business, or prospects of the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vi) The Primary Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of any of the Registration Statements has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

               (vii) The Registration Statements, as of their respective Effective Dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

               (viii) To the best of such counsel' s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statements or incorporated therein by reference as permitted by the Rules and Regulations;

               (ix) This Agreement has been duly authorized, executed, and delivered by the Company;

               (x) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule, or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations, or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by Equitrade, no consent, approval, authorization, or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby; and

               (xi) To the best of such counsel's knowledge, there are no contracts, agreements, or understandings between the Company and any



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          person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities
          registered   pursuant  to  the  Registration   Statements  or  in  any
          securities  being  registered   pursuant  to  any  other  registration
          statement filed by the Company under the Securities Act.

          In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware, and that such counsel is not admitted in the States of Delaware or New York, and (ii) in giving the opinion referred to here, state that no examination of record titles for the purpose of such opinion has been made, and that it is relying upon a general review of the titles of the Company, upon any opinions of local counsel and abstracts, reports, and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company, upon opinions of counsel to the lessors of such property, and, in respect of matters of fact, upon certificates of officers of the Company, provided that such counsel shall state that it believes that it is justified in relying upon such opinions, abstracts, reports, policies, and certificates. Such opinion shall also state that (x) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Registration Statement, and
(y) based on the foregoing, no facts have come to the attention of such counsel which leads it to believe that the Registration Statement, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the



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statements  therein not misleading,  or that the Prospectus  contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus.

          (e) With respect to the letter of Tailor Leibow LLP ("TL") to be delivered to Equitrade upon the execution of this Agreement (the "initial letter"), the Company shall have furnished to Equitrade a letter (the
"bring-down letter") of such accountants, addressed to the Company's underwriters, (i) confirming that TL are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (f) The Company shall have furnished to Equitrade a certificate, dated such Delivery Date, of its Chairman of the Board, its President, or a Vice President and its chief financial officer, stating that:

               (i) The representations, warranties, and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(g) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of its Effective Date, and the Prospectus, as of each of the Effective Dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date of the Primary Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to either the Registration Statement or the Prospectus.

     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Prospectus, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company shall indemnify and hold harmless Equitrade, its officers, and employees, and each person, if any, who controls Equitrade within the meaning of the Securities Act, from and against any loss, claim, damage, or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, or action relating to purchases and sales of Shares), to which Equitrade, or that officer, employee, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document, or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessarily to make the statements therein not misleading; and shall reimburse Equitrade and each such officer, employee, and controlling person promptly upon demand for any legal or other expenses reasonably incurred by Equitrade or that officer, employee, or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of Equitrade; and provided further that the Company shall not be liable in the case of any matter covered herein above to the extent that it is determined in a final judgement by a court of competent jurisdiction that such loss, claim, damage, liability, or action resulted directly from any act or failure to act undertaken or omitted to be taken by Equitrade through its gross negligence or wilful misconduct.

          (b) Equitrade shall indemnify and hold harmless the Company, its officers, and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage, or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through or by Equitrade, and shall reimburse the Company and any such director, officer, or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which Equitrade may otherwise have to the Company or any such director, officer, or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) in respect of any loss, claim, damage, or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Equitrade, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and Equitrade on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Equitrade, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by Equitrade with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or Equitrade, the intent of the parties, and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and Equitrade agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Equitrade confirms that the statements with respect to the public offering of the Shares set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of Equitrade specifically for inclusion in the Registration Statement and the Prospectus.

9.   Notices, etc. All statements,  requests,  notices, and agreements hereunder
     ------------
shall be in writing, and:

          (a) if to Equitrade, shall be delivered or sent by mail, telex, or facsimile transmission to Equitrade Securities Corporation, Inc., 23736 Birtcher Drive, Lake Forest, California 92630, Attention: President; and

          (b) if to the Company, shall be delivered or sent by mail, telex, or facsimile transmission to the address of the Company set forth in the Primary Registration Statement, Attention: President.

     Any such statements, requests, notices, or agreements shall take effect at the time of receipt thereof.

     10.  Persons  Entitled to Benefit of Agreement.  This Agreement shall inure
          -----------------------------------------
to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities, and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of Equitrade and the person or persons, if any, who control Equitrade within the meaning of Section 15 of the Securities Act, and
(B) the indemnity agreement of Equitrade contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers, and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy, or claim under or in respect of this Agreement or anything contained herein.

     11.  Survival. The respective indemnities, representations, warranties, and
          --------
agreements of the parties contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares, and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     12.  Definition of the Terms "Business Day" and "Subsidiary".  For purposes
          -------------------------------------------------------
of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     13.  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the internal laws of the State of California.

     14.  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Signatures received by facsimile shall be deemed as originals.

     15.  Headings.   The  headings  herein  are  inserted  for  convenience  of
          --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     16.  Assignment.  This Agreement is personal to the parties hereto, and may
          ----------
not be assigned without the prior written consent of the other party had and received (which consent may be withheld by either party in its discretion). Any purported assignment without such consent shall be null and void and of no force or effect.


     If the foregoing correctly sets forth the agreement among the Company and Equitrade, please indicate your acceptance in the space provided for that purpose below.


                                              Very truly yours.

                                              MICROSOURCEONLINE, INC.



                                              By:_______________________________
                                                       Sumit Majumdar
                                                       President



Accepted:

SIERRA BROKERAGE SERVICES, INC.


By:_____________________________________
Name:___________________________________
Title:__________________________________











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